UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Schedule 14A Information
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.)
Filed by the Registrant  ☑
Filed by a party other than the Registrant  ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12
TEAM, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☑	No fee required
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table below in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

13131 Dairy Ashford
Sugar Land, Texas 77478
(281) 331-6154

September 20, 2022
To Our Shareholders:

On behalf of our Board of Directors, it is my pleasure to invite you to attend the Special Meeting of Shareholders of Team, Inc. (the “Special Meeting”) which will be held on Wednesday, November 2, 2022, at 3:00 p.m., Central Time, at our headquarters located at 13131 Dairy Ashford, Sugar Land, Texas 77478. We intend to hold the Special Meeting in person as we continue to closely monitor guidance regarding COVID-19. The health and well-being of our employees and shareholders is our top priority. Accordingly, we are also planning for the possibility that the Special Meeting may be held solely by means of remote communication if we determine that it is not advisable to hold an in-person meeting. In that event, we will announce that fact as promptly as practicable, and details on how to participate will be issued by press release, posted on our website and filed with the U.S. Securities and Exchange Commission as additional proxy material. Given the public health and safety concerns related to COVID-19, we ask that each shareholder carefully evaluate the relative benefits of in-person attendance at the Special Meeting and take advantage of the ability to vote by proxy, as instructed on the proxy card or voting instructions that have been provided to you. If you elect to attend the Special Meeting in person, we encourage you to follow guidance from public health authorities, as well as protocols required for all visitors to our facilities, which may include temperature checks, social distancing, health questionnaires, and other measures, in order to help us maintain a safe and healthy environment. If you are not feeling well or think you may have been exposed to COVID-19, we ask that you vote by proxy for the meeting.

Please use this opportunity to take part in the affairs of our company by voting on the business to come before this Special Meeting. Whether or not you plan to attend the Special Meeting, please sign, date and return the accompanying proxy card in the postage-paid envelope provided or submit your proxy or voting instructions electronically via the Internet or by telephone. If you hold your shares in street name, you should instruct your broker, bank or other nominee how to vote in accordance with the voting instruction form you will receive from your broker, bank or other nominee. See “About the Special Meeting—How do I vote by proxy without attending the Special Meeting?” in the Proxy Statement for more details. Instructions for each type of voting are included on your proxy card or, voting instruction form. Returning the proxy card or voting instruction form or submitting your proxy or voting instructions electronically does not deprive you of your right to attend the Special Meeting and to vote your shares in person during the Special Meeting. However, if your shares are held through a broker or other nominee, you must obtain a legal proxy from the record holder of your shares in order to vote at the Special Meeting.
Thank you for your interest in our Company.

Sincerely,

Keith Tucker
Interim Chief Executive Officer

TEAM, INC.
13131 Dairy Ashford
Sugar Land, Texas 77478

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

Time and Date:	3:00 p.m., Central Time, on Wednesday, November 2, 2022

Location:	Team, Inc. 13131 Dairy Ashford Sugar Land, Texas 77478

Items of Business:	•
Proposal One—Approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect an increase in the total number of authorized shares of common stock, par value $0.30 per share (“Common Stock”) of the Company from 60,000,000 shares to 120,000,000 shares of Common Stock;

•
Proposal Two—Approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect, at the discretion of the Company’s Board of Directors, a reverse stock split of the issued and outstanding shares of Common Stock, which would combine a whole number of outstanding shares of the Common Stock in a range of not less than one-for-six (1:6) shares and not more than one-for-ten (1:10) shares, into one share of Common Stock, and reduce the number of outstanding shares of Common Stock and a corresponding reduction in the total number of authorized shares of Common Stock in proportion to the reduction of the issued shares;

• Proposal Three—Approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to update the exculpation provision;

•
Proposal Four—Approval to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve Proposal One, Proposal Two or Proposal Three; and

• Such other business as may properly come before the meeting, or any adjournment or postponement thereof.

Record Date:
The shareholders of record of our Common Stock as of the close of business on September 12, 2022, will be entitled to vote at the Special Meeting, or any adjournment or postponement thereof. A complete list of shareholders of record of our Common Stock entitled to vote at the Special Meeting will be maintained in our principal executive offices at 13131 Dairy Ashford, Suite 600, Sugar Land, Texas 77478 for ten days prior to the Special Meeting and will also be available at the Special Meeting.

Proxy Voting:
Your vote is important to us. Whether or not you plan to attend the Special Meeting, we urge you to submit your proxy or voting instructions as soon as possible to ensure your shares are represented at the Special Meeting. The voting procedures are described under “About the Special Meeting” in the accompanying Proxy Statement.

Proxy Distribution:	We are mailing a full set of our printed proxy materials to shareholders on or about September 20, 2022.
IMPORTANT - NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING. The Proxy Statement is available at www.investorvote.com/TISI-SM. This material is also available to our shareholders free of charge at www.teaminc.com/proxy2022-SM.

TEAM, INC.
13131 Dairy Ashford
Sugar Land, Texas 77478
__________________________

PROXY STATEMENT
GENERAL
These proxy materials are being furnished to you in connection with the solicitation of proxies by the Board of Directors of Team, Inc. for use at the Special Meeting of Shareholders (the “Special Meeting”) to be held on Wednesday, November 2, 2022 at 3:00 p.m., Central Time. This Proxy Statement, and the accompanying proxy card, were first mailed to our shareholders entitled to vote at the Special Meeting on or about September 20, 2022. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters to be brought before the Special Meeting. Please read it carefully.

In accordance with rules promulgated by the Securities and Exchange Commission (“SEC”), we have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including this Proxy Statement and a proxy card and by notifying you of the availability of our proxy materials on the Internet. This Proxy Statement is available at www.investorvote.com/TISI-SM, under the “Investors” page.

Unless otherwise indicated, the terms “Team, Inc.,” “Team,” “the Company,” “we,” “our” and “us” are used in these proxy materials to refer to Team, Inc. We are incorporated in the state of Delaware and our company website can be found at www.teaminc.com. Our stock is traded on the New York Stock Exchange (“NYSE”) under the symbol “TISI”.

ABOUT THE SPECIAL MEETING

Who is soliciting my vote?

The Board of Directors of Team, Inc. (the “Board”) is soliciting your vote in connection with our Special Meeting.

What is the purpose of the Special Meeting?

The meeting will be a Special Meeting of Shareholders. You will be voting on the following matters at our Special Meeting:

1.Proposal One—Approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect an increase in the total number of authorized shares of common stock, par value $0.30 per share (“Common Stock”) of the Company from 60,000,000 shares to 120,000,000 shares of Common Stock (the “Authorized Shares Increase”);

2.Proposal Two—Approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation, at the discretion of the Board, to effect a reverse stock split of the issued and outstanding shares of Common Stock, which would combine a whole number of outstanding shares of the Common Stock in a range of not less than one-for-six (1:6) shares and not more than one-for-ten (1:10) shares, into one share of Common Stock (the “Reverse Stock Split”), and reduce the number of outstanding shares of Common Stock and a corresponding reduction in the total number of authorized shares of Common Stock in proportion to the reduction of the issued shares (the “Authorized Shares Reduction”);

3.Proposal Three—Approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to update the exculpation provision;

4.Proposal Four—Approval to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve Proposal One, Proposal Two, or Proposal Three (the “Adjournment Proposal”); and

5.Such other business as may properly come before the Special Meeting, or any adjournment or postponement thereof.

How does the Board of Directors recommend I vote?

The Board recommends that you vote your shares as follows:

Proposal One—“FOR” the approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect the Authorized Shares Increase;

Proposal Two—“FOR” the approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect the Reverse Stock Split and Authorized Shares Reduction;

Proposal Three—“FOR” the approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to update the exculpation provision; and

Proposal Four—“FOR” the Adjournment Proposal.

Who is entitled to vote at the Special Meeting?

The Board has set Monday, September 12, 2022 as the record date for the Special Meeting (the “Record Date”). All shareholders who owned our Common Stock at the close of business on the Record Date may attend and vote at the Special Meeting. See “How do I vote by proxy without attending the Special Meeting?” below for other ways you can vote if you do not plan on attending the Special Meeting in person.

How many votes can be cast by all shareholders?

Each share of Common Stock is entitled to one vote. There is no cumulative voting. There were 43,223,879 shares of Common Stock outstanding and entitled to vote on the Record Date. There is no stockholder statutory right of appraisal or dissent with respect to any matters to be voted on at the Special Meeting.

How many votes must be present to hold the Special Meeting?

A majority of the outstanding shares of Common Stock entitled to vote as of the Record Date must be present at the Special Meeting, in person or by proxy, in order to conduct business at the Special Meeting. This is called a “quorum.” Your shares are counted as present at the Special Meeting if you are present at the Special Meeting and vote in person, if a proxy card has been properly submitted by you or on your behalf, or if you have voted on the Internet or by telephone. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum.

How many votes are required to approve each proposal in this Proxy Statement?

Approval of the Authorized Shares Increase. To be approved, this Proposal requires the affirmative vote of at least two-thirds of the shares of Common Stock outstanding and entitled to vote at the Special Meeting, in person or by proxy.

Approval of the Reverse Stock-Spit and Authorized Shares Reduction. To be approved, this Proposal requires the affirmative vote of at least two-thirds of the shares of Common Stock outstanding and entitled to vote at the Special Meeting, in person or by proxy.

Approval of the Amendment of the Company’s Amended and Restated Certificate of Incorporation to update the exculpation provision. To be approved, this Proposal requires the affirmative vote of at least two-thirds of the shares of Common Stock outstanding and entitled to vote at the Special Meeting, in person or by proxy.

Approval of Adjournment Proposal. To be approved, this Proposal requires the affirmative vote of a majority of the shares of Common Stock represented at the Special Meeting and entitled to vote at the Special Meeting, in person or by proxy.

How do I vote by proxy without attending the Special Meeting?

You may vote your shares in person during the Special Meeting or you may vote your shares before the Special Meeting via the Internet, by telephone, or by mail. If you vote by any of these methods, you do not need to mail in a proxy card or voting instructions.

Shares Registered in Name of Shareholder: If you hold your shares of Common Stock as a record holder, you can vote your shares without attending the Special Meeting in the following ways:

•By Internet - Visit www.investorvote.com/TISI-SM before the Special Meeting. You will need the control number in your proxy card or voting instruction form.
•By Telephone - Dial toll-free 1-800-652-VOTE (8683) or the telephone number on your voting instruction form. You will need the control number in your proxy card or voting instruction form.
•By Mail - Complete, sign and return the accompanying proxy card or voting instruction form using the enclosed postage-paid envelope.

Shares Registered in Street Name: If you hold your shares of Common Stock in street name, which means your shares are held of record by a broker, bank or other nominee, you will receive instructions from your broker, bank or other nominee on how to vote your shares without attending the Special Meeting. Your broker, bank or other nominee will allow you to deliver your voting instructions over the Internet and may also permit you to vote by telephone. In addition, you may submit your voting instructions by completing, dating and signing the voting instruction form that was included with this Proxy Statement and promptly returning it in the enclosed postage-paid envelope.

Whether or not you plan to attend the Special Meeting, we urge you to vote your shares by completing and returning the proxy card or voting instruction form as promptly as possible, or by voting by telephone or via the Internet, prior to the Special Meeting to ensure that your shares will be represented at the Special Meeting if you are unable to attend.

How will my shares be voted on the proposals at the Special Meeting?

The shares of Common Stock represented by all properly submitted proxies will be voted at the Special Meeting as instructed or, if no instruction is given, will be voted “FOR” Proposal One, “FOR” Proposal Two, “FOR” Proposal Three, and “FOR” Proposal Four.
If you hold your shares of Common Stock in street name through a brokerage account and you do not submit voting instructions to your broker, your broker may generally vote your shares in its discretion on routine matters. However, a broker cannot vote shares held in street name on non-routine matters unless the broker receives voting instructions from the street name holder. Proposal One (approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect the Authorized Shares Increase), and Proposal Two (approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect the Reverse Stock Split and Authorized Shares Reduction), are each considered routine under applicable rules of the NYSE. Accordingly, if you hold your shares of Common Stock in street name through a brokerage account and you do not submit voting instructions to your broker, your broker may exercise its discretion to vote on Proposal One and Proposal Two. Proposal

Three (approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to update the exculpation provision) and Proposal Four (the Adjournment Proposal) are each considered non-routine under applicable rules of the NYSE. Thus, your broker, bank or other nominee would not be able to vote on such non-routine matters. As noted above, if your shares are held in street name, your broker, bank or other nominee will provide you with a instructions on how to vote your shares without attending the Special Meeting.

How are abstentions and broker non-votes counted?

In tabulating the voting result for each of Proposals One, Two and Three, broker non-votes constitute shares of Common Stock outstanding and entitled to vote at the Special Meeting and have the same effect as a vote AGAINST such proposal. In tabulating the voting result for Proposal Four, shares that constitute broker non-votes are not considered voting power present with respect to that proposal. Thus, with respect to Proposal Four broker non-votes will not affect the outcome, assuming a quorum is obtained.

Both abstentions and broker non-votes, if any, are counted as “present” for purposes of determining the existence of a quorum at the Special Meeting.

Who pays for the proxy solicitation and how are the votes solicited?

We bear the expense of printing and mailing proxy materials. In addition to this solicitation of proxies by mail, our directors, officers and other employees, as well as Georgeson LLC, our proxy solicitor, may solicit proxies by personal interview, telephone, facsimile, or email. Our directors, officers and other employees will not be paid any additional compensation for any such solicitation. In addition, we have hired Georgeson LLC to assist in the distribution and solicitation of proxies. Solicitations may be made personally or by mail, facsimile, telephone, messenger or via the Internet. Georgeson LLC will be paid approximately $15,000 for its solicitation services plus expenses. We will request brokers and other nominees who hold shares of Common Stock in their names to furnish proxy materials to beneficial owners of these shares. We will reimburse such brokers and other nominees for their reasonable expenses incurred in forwarding solicitation materials to these beneficial owners.

Can I change or revoke my vote after I submit it?

Yes. If you are a stockholder of record, you can change or revoke your proxy at any time prior to the voting at the Special Meeting by the following methods:

•if you voted by Internet or telephone, by subsequent voting via the Internet or by telephone;

•by voting in person at the Special Meeting; or

•mailing your request to our Corporate Secretary at: Team, Inc. Attention: André C. Bouchard, Corporate Secretary, 13131 Dairy Ashford, Suite 600, Sugar Land, Texas 77478, specifying such revocation, so that it is received not later than 4:00 p.m. Central Time, on November 1, 2022.

If your shares are held in street name, you must contact your broker, bank or other nominee to find out how to change or revoke your voting instructions.

Who can answer questions about voting?

If you have any questions about how to vote or direct a vote with respect to your shares of Common Stock, you may call Georgeson LLC, the Company’s proxy solicitor, at (866) 413-5901 (toll free).

PROPOSAL ONE—APPROVAL OF AN INCREASE IN THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

General

We are asking shareholders to approve a proposed amendment to our Amended and Restated Certificate of Incorporation to effect an increase in the total number of authorized shares of Common Stock of the Company from 60,000,000 shares to 120,000,000 shares of Common Stock, as further described below. The Board has unanimously approved and declared advisable the Authorized Shares Increase, and recommends that its shareholders approve the Authorized Shares Increase. The text of the proposed form of Certificate of Amendment to our Amended and Restated Certificate of Incorporation (the “Certificate of Amendment No. 1”) is attached hereto as Appendix A.

If shareholders approve this Proposal One, then the Board will cause the Certificate of Amendment No. 1 to be filed with the Delaware Secretary of State and the Authorized Shares Increase to be effected only if the Board determines that the Authorized Shares Increase would be in the best interests of the Company and its shareholders. Upon approval and following such filing with the Delaware Secretary of State, the Certificate of Amendment No. 1 would be effective on the date it is filed (the “Authorized Shares Increase Effective Date”). The Board also may determine in its discretion not to effect the Authorized Shares Increase and not to file the Certificate of Amendment No. 1. No further action on the part of shareholders will be required to either implement or abandon the Authorized Shares Increase.

Our Amended and Restated Certificate of Incorporation currently authorizes the issuance of up to 60,500,000 shares of capital stock, consisting of 60,000,000 shares of Common Stock and 500,000 shares of preferred stock, par value $100.00 each (the “Preferred Stock”), of which we have designated 100,000 shares as “Series A preferred stock.” An increase in the number of authorized shares of Common Stock to 120,000,000 shares will increase our total authorized capitalization to 120,500,000 shares of capital stock, which includes our previously authorized 500,000 shares of Preferred Stock.

Of the 60,000,000 shares of Common Stock currently authorized, as of the close of business on September 16, 2022, there were 43,223,879 shares of Common Stock issued and outstanding. In addition to the shares of Common Stock issued and outstanding on September 16, 2022, there were 2,289,021 shares of Common Stock reserved for issuance in connection with future awards available for grant under all Company equity plans (including the 2018 Team, Inc. Equity Incentive Plan (the “2018 Plan”)), 10,000,000 shares of Common Stock reserved for issuance upon exercise of certain warrants (the “Warrants”) we issued in certain private placements in connection with that certain Subordinated Term Loan Agreement and that certain Term Loan Credit Agreement, dated December 18, 2020, as amended, that we entered into with Atlantic Park Strategic Capital Fund, L.P., as agent, and APSC Holdco I, L.P., as lender, and 4,487,100 shares of Common Stock reserved for issuance upon conversion of the 5.00% Convertible Senior Notes due 2023 (the “Convertible Notes”). As a result, as of September 16, 2022, none of our currently authorized shares of Common Stock remained unissued or unreserved or available for issuance for any future business purposes. The Series A preferred stock have been reserved for issuance in connection with our 382 Rights Agreement, dated as of February 2, 2022, by and between us and Computershare Trust Company, N.A., pursuant to which such holders have a preferred share purchase right (each, a “Right” to purchase from the Company one one-thousandth of a share of Series A preferred stock).

Reasons for the Authorized Shares Increase

The Board believes that the Authorized Shares Increase is advisable and in the Company and its shareholders best interests, as it would provide the Company with flexibility to use the Common Stock for business and financial purposes and alternatives in structuring future transactions. These purposes may include raising capital, repurchasing debt, providing equity awards/incentives to employees, officers, directors, consultants and/or advisors (including pursuant to the 2018 Plan), and expanding our business through the acquisition of other businesses and other purposes. We anticipate that we may issue additional authorized but unissued shares of Common Stock in the future in connection with one or more of the following:

•financing transactions, such as public or private offerings of Common Stock or convertible securities;
•partnerships, collaborations and other similar transactions;
•our equity incentive plans;
•strategic investments; and
•other corporate purposes that have not yet been identified.

Given that 100% of our authorized shares of Common Stock are either outstanding or reserved for issuance, the Board believes the proposed Authorized Shares Increase will enhance our flexibility in taking possible future actions, such as raising additional equity capital or other transactions that have similar effect, stock-based acquisitions, equity compensation awards or other corporate purposes. We do not have any current plans, arrangements, understandings or commitments for use of the additional shares of Common Stock that would be available for issuance. However, by approving the amount of authorized shares of Common Stock as proposed by the Authorized Shares Increase now, in advance of any specific need, we believe that such additional authorized shares will enable us to act in a timely manner when such a need arises or the Board believes that it is in the best interests of the Company and its shareholders to take action, without the delay and expense that would be required at that time in obtaining shareholder approval of an increase in authorized shares of Common Stock at a future special meeting of shareholders. For example, the Company, may raise capital in the future to address its liquidity needs and to maintain compliance with the NYSE continued listing standards. If this Proposal One is not approved by our shareholders, it is possible that our financing and business development alternatives may be limited by the lack of unissued and unreserved authorized shares of Common Stock, and shareholder value may be harmed by this limitation. In short, if our shareholders do not approve this Proposal One, we may not be able to access the capital markets, complete corporate collaborations or partnerships, and pursue other business opportunities integral to our growth and success. Even if this Proposal One is approved by our shareholders, there is no assurance that we will be successful in raising additional funds or pursuing other business opportunities.

Certain Risks and Potential Disadvantages Associated with the Authorized Shares Increase

The Board does not intend to issue any shares of Common Stock except for purposes and on terms that the Board believes to be in the best interests of the Company and its shareholders. However, depending on the purpose and terms of issuance at the time, if we issue additional shares of Common Stock or other securities convertible into Common Stock in the future, it could dilute the voting rights of existing shareholders and could also dilute earnings per share and book value per share of existing shareholders. The proposed Authorized Shares Increase could also, under certain circumstances, make more difficult or discourage attempts to obtain control of the Company, thereby having an anti-takeover effect, although this is not the purpose or intent of the Board. A relative increase in the number of authorized shares of Common Stock could have other effects on our shareholders, depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. A relative increase in our authorized shares could potentially deter takeovers, including takeovers that the Board has determined are not in the best interest of our shareholders, in that additional shares could be issued (within the limits imposed by applicable law and the NYSE) in one or more transactions that could make a change in control or takeover more difficult. For example, we could issue additional shares without further shareholder approval so as to dilute the stock ownership or voting rights of persons seeking to obtain control without our agreement. Similarly, the issuance of additional shares to certain persons allied with our management could have the effect of making it more difficult to remove our current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. The Authorized Shares Increase therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempts, the Authorized Shares Increase may limit the opportunity for our shareholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal.

We have not proposed the increase in the number of authorized shares of Common Stock with the intention of using the additional authorized shares for anti-takeover purposes, but we would be able to use the additional shares to oppose a hostile takeover attempt or delay or prevent changes in our control or our management. Although the Authorized Shares Increase has been prompted by business and financial considerations and not by the threat of any known or threatened hostile takeover attempt, shareholders should be aware that the effect of the Authorized Shares Increase could facilitate future attempts by us to oppose changes in our control and perpetuate our management, including transactions in which the shareholders might otherwise receive a premium for their shares over then-current market prices. We cannot provide assurances that any such transactions will be consummated on favorable terms or at all, that they will enhance shareholder value, or that they will not adversely affect our business or the trading price of the Common Stock.

Principal Effects of the Authorized Shares Increase

The Board proposes and recommends increasing the number of shares of authorized Common Stock from the 60,000,000 shares that will be authorized for issuance pursuant to our Amended and Restated Certificate of Incorporation to a total of 120,000,000 shares of Common Stock. The chart below illustrates the number of shares of Common Stock that will be available for issuance if the Authorized Shares Increase is effected. The number of shares disclosed in the column “Estimated number of shares of Common Stock after the Increase” gives further effect to the Authorized Shares Increase in the number of authorized shares of Common Stock from 60,000,000 (without giving effect to the Reverse Stock Split) to 120,000,000.

	ESTIMATED NUMBER OF SHARES OF COMMON STOCK BEFORE INCREASE	ESTIMATED NUMBER OF SHARES OF COMMON STOCK AFTER THE INCREASE
Authorized	60,000,000	120,000,000
Outstanding	43,223,879	43,223,879
Reserved for issuance(1)	16,776,121	16,776,121
Authorized but unissued(2)	—	60,000,000

(1)    Shares of Common Stock reserved for issuance upon exercise of the Warrants, upon conversion of the Convertible Notes and in connection with equity awards granted but not vested and future awards available for grant under all Company equity plans (including the 2018 Plan).
(2)    Shares authorized but unissued represent Common Stock available for future issuance beyond shares currently outstanding, shares issuable upon exercise of the Warrants upon conversion of the Convertible Notes, and shares reserved for issuance in connection with future awards available for grant under all Company equity plans (including the 2018 Plan).

The additional shares of Common Stock to be authorized by approval of this Proposal One will have the powers, preferences, and rights identical to the currently outstanding shares of Common Stock. Therefore, approval of the Authorized Shares Increase and any subsequent issuance of additional authorized shares of Common Stock would not affect a current shareholder’s rights as a shareholder, except for any dilutive effects incidental to increasing the number of our outstanding shares of Common Stock to, among other things, earnings per share, book value per share, and the voting power of current holders of Common Stock. The Authorized Shares Increase would not have any immediate dilutive effect on the proportionate voting power or other rights of existing shareholders until additional shares are issued.

As is true for shares presently authorized but unissued, the future issuance of Common Stock authorized by the Authorized Shares Increase may, among other things, decrease existing shareholders’ percentage equity ownership and, depending on the price at which they are issued, could be dilutive to the voting rights of existing shareholders and have a negative effect on the market price of the Common Stock. Further, the additional shares of Common Stock authorized by the approval of this Proposal One could be issued by the Board without further vote of our shareholders except as may be required in particular cases by our Amended and Restated Certificate of Incorporation, applicable law, regulatory agencies or the NYSE listing standards.

Interest of Certain Persons in Matters to be Acted Upon

No officer or director has any substantial interest, direct or indirect, by security holdings or otherwise, in the Authorized Shares Increase that is not shared by all of our other shareholders.

Effective Time

The effective time of the Certificate of Amendment No. 1 (the “Certificate No. 1 Effective Time”), if approved by shareholders and implemented by us, will be the date and time set forth in the Certificate of Amendment No.12 that is filed with the Delaware Secretary of State, which is expected to be shortly after such filing is made with the Delaware Secretary of State. See below under “Reservation of Right to Delay the Filing of the Certificate of Amendment No. 1, or Abandon the Authorized Shares Increase.”

Reservation of Right to Delay the Filing of the Certificate of Amendment No. 1, or Abandon the Authorized Shares Increase

We reserve the right to delay the filing of the Certificate of Amendment No. 1 or abandon the Authorized Shares Increase at any time before the Certificate No. 1 Effective Time, even if the Authorized Shares Increase has been approved by shareholders at the Special Meeting. By voting in favor of the amendment to effect the Authorized Shares Increase, you are also expressly authorizing the Board to delay, until the one year anniversary of the Special Meeting, the Authorized Shares Increase or to abandon the Authorized Shares Increase if the Board determines that such action is in the best interests of the Company and its shareholders.

Required Vote; Effect of Proposal

To be approved, this Proposal One requires the affirmative vote of at least two-thirds of the shares of Common Stock outstanding and entitled to vote at the Special Meeting, in person or by proxy. Abstentions and broker non-votes will have the same effect as votes “AGAINST” this Proposal One. Proxies solicited by the Board will be voted “FOR” approval of this Proposal One, unless otherwise specified. If shareholder approval for this Proposal One is not obtained, then the Authorized Shares Increase will not become effected.

No Appraisal Rights

Under the Delaware General Corporation Law (“DGCL”), our Amended and Restated Certificate of Incorporation and our Bylaws, shareholders have no rights to exercise dissenters’ rights of appraisal with respect to the amendment to effect the Authorized Shares Increase.

The Board of Directors unanimously recommends that shareholders vote “FOR” the approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect the Authorized Shares Increase.

PROPOSAL TWO—APPROVAL OF A REVERSE STOCK SPLIT OF COMMON STOCK AND A CORRESPONDING REDUCTION IN THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

We are asking shareholders to approve a proposed amendment to our Amended and Restated Certificate of Incorporation to implement, at the discretion of the Board, a reverse stock split of the issued and outstanding shares of Common Stock, which would combine a whole number of outstanding shares of the Common Stock in a range of not less than one-for-six (1:6) shares and not more than one-for-ten (1:10) shares, into one share of Common Stock, and reduce the number of outstanding shares of Common Stock and a corresponding reduction in the total number of authorized shares of Common Stock in proportion to the reduction of the issued shares. The Board has unanimously approved and declared advisable the Reverse Stock Split and the Authorized Shares Reduction, and recommends that our shareholders approve an amendment to our Amended and Restated Certificate of Incorporation to effect this Proposal Two. The text of the proposed form of Certificate of Amendment to our Amended and Restated Certificate of Incorporation (the “Certificate of Amendment No. 2”) is attached hereto as Appendix B.

If shareholders approve this Proposal Two, then the Board will cause the Certificate of Amendment No. 2 to be filed with the Delaware Secretary of State and the Reverse Stock Split to be effected only if the Board determines that the Reverse Stock Split would be in the best interests of the Company and its shareholders. The Board also may determine in its discretion not to effect the Reverse Stock Split and not to file the Certificate of Amendment No. 2. No further action on the part of shareholders will be required to either implement or abandon the Reverse Stock Split and Authorized Shares Reduction.

The Certificate of Amendment No. 2 will effect a reverse stock split of our outstanding shares of Common Stock at a reverse stock split ratio ranging from any whole number between one-for-six (1:6) to one-for-ten (1:10), as determined by the Board. We are proposing that the Board have the discretion to select the Reverse Stock Split ratio from within this range, rather than proposing that shareholders approve a specific ratio at this time, in order to give the Board the flexibility to implement a Reverse Stock Split at a ratio that reflects the Board’s then-current assessment of the factors described below under “Criteria to be Used for Determining Whether to Implement Reverse Stock Split.” We believe that enabling the Board to set the ratio of the Reverse Stock Split within the stated range (rather than a single exchange ratio) is in the best interests of the Company’s shareholders because it will provide us with the flexibility to implement the Reverse Stock Split in a manner designed to maximize the anticipated benefits for the Company and its shareholders and because it is not possible to predict market conditions at the time the Reverse Stock Split would be implemented.

As of September 16, 2022, there were 43,223,879 shares of Common Stock issued and outstanding. Based on such number of shares of Common Stock issued and outstanding, immediately following the effectiveness of the Reverse Stock Split (and without giving any effect to the payment of cash in lieu of fractional shares), we will have, depending on the Reverse Stock Split ratio selected by the Board, issued and outstanding shares of stock as illustrated in the table under the caption “—Effects of the Reverse Stock Split and the Authorized Shares Reduction—Effect on Shares.”

All holders of Common Stock will be affected proportionately by the Reverse Stock Split.

No fractional shares of Common Stock will be issued as a result of the Reverse Stock Split. Instead, any shareholders who would have been entitled to receive a fractional share as a result of the Reverse Stock Split will receive cash payments in lieu of such fractional shares. Each holder of Common Stock will hold the same percentage of the outstanding shares of Common Stock immediately following the Reverse Stock Split as that shareholder did immediately prior to the Reverse Stock Split, except to the extent that the Reverse Stock Split results in shareholders receiving cash in lieu of fractional shares. The par value of the Common Stock will continue to be $0.30 per share (see “—Effects of the Reverse Stock Split and the Authorized Shares Reduction—Reduction in Stated Capital”).

Background and Reasons for the Reverse Stock Split

The Board believes that, should the appropriate circumstances arise, effecting the Reverse Stock Split would, among other things, help us to:

•increase the per-share price of Common Stock;
•maintain listing on NYSE;
•potentially improve the marketability and liquidity of the Common Stock; and
•provide other potential benefits.

Increase the Per-Share Price of Common Stock

The primary purpose for effecting the Reverse Stock Split, should the Board choose to effect it, would be to increase the per share price of the Common Stock. In determining to seek authorization for this Proposal Two, the Board considered that, by effectively condensing a number of pre-split shares into one share of Common Stock, the market price of a post-split share is generally greater than the market price of a pre-split share.

Maintain Listing on the NYSE

The Common Stock is listed on the NYSE under the symbol “TISI.” On July 13, 2022, we were notified by the NYSE that we were no longer in compliance with the continued listing requirements of the NYSE because the average trading price of the Common Stock over a prior 30-consecutive-day-period had fallen below $1.00 per share, which is the minimum average closing price per share required to maintain listing on the NYSE under Section 802.01C of the NYSE Listed Company Manual. On September 1, 2022, we were notified by the NYSE that we had regained compliance with the minimum share price requirement.

If the Company again falls below the continued listing criterion of a minimum share price requirement in the future, the Company’s Common Stock will be subject to immediate review. If the Common Stock were to be removed from listing on the NYSE (and were not to become listed on other specified stock exchanges), holders of the Convertible Notes would have a right to require us to repurchase their Convertible Notes. As of September 16, 2022, there was $97.4 million aggregate principal amount of Convertible Notes outstanding, and there can be no assurance we would be able to repurchase Convertible Notes put to us if required to do so in connection with a delisting. Failure to repurchase Convertible Notes put to us would result in an event of default under the indenture governing the Convertible Notes, the potential acceleration of our obligation to repay all outstanding Convertible Notes, and could cause a cross-default under our other outstanding indebtedness and the potential foreclosure on the collateral securing our secured debt. As a result, we could be forced into bankruptcy or liquidation.

Potentially Improve the Marketability and Liquidity of the Common Stock

The Board believes that continued listing on the NYSE provides overall credibility to an investment in the Common Stock, given the stringent listing and disclosure requirements of the NYSE. In addition, the Board believes that the increased market price of the Common Stock expected as a result of implementing a Reverse Stock Split could improve the marketability and liquidity of the Common Stock and encourage interest and trading in the Common Stock by mitigating the negative effects of certain practices and policies:

•Stock Price Requirements: Many brokerage firms have internal policies and practices that have the effect of discouraging individual brokers from recommending lower-priced securities to their clients. Many institutional investors have policies prohibiting them from holding lower-priced stocks in their portfolios, which reduces the number of potential purchasers of the Common Stock. Investment funds may also be reluctant to invest in lower-priced stocks.

•Stock Price Volatility: A higher stock price may increase the acceptability of the Common Stock to a number of long-term investors who may not find the Common Stock attractive at its current prices due to the trading volatility often associated with stocks below certain prices. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower-priced stocks.

•Transaction Costs: Investors may be dissuaded from purchasing stocks below certain prices because brokers’ commissions, as a percentage of the total transaction value, can be higher for lower-priced stocks.

•Access to Capital Markets: If the Common Stock is delisted from the NYSE, investor demand for additional shares of our Common Stock could be limited, thereby preventing us from accessing the public equity markets.

We believe that the Reverse Stock Split, if effected, could increase analyst and broker interest in the Common Stock by avoiding these internal policies and practices. Increasing visibility of the Common Stock among a larger pool of potential investors could result in higher trading volumes. We also believe that the Reverse Stock Split may make the Common Stock a more attractive and cost-effective investment for many investors, which could enhance the liquidity of the Common Stock for our shareholders. These increases in visibility and liquidity could also help facilitate future financings and give management more flexibility to focus on executing our business strategy, which includes the strategic management of authorized capital for business purposes.

Provide Other Potential Benefits

Currently, the fees that we pay to list our shares on the NYSE are based on the number of shares we have outstanding. Also, the fees that we pay for custody and clearing services, the fees that we pay to the SEC to register securities for issuance and the costs of our proxy solicitations are all based on or related to the number of shares being held, cleared or registered, as applicable. Reducing the number of shares of Common Stock that are outstanding may reduce the amount of fees and taxes that we pay to these organizations and agencies, as well as other organizations and agencies that levy charges based on the number of shares rather than the value of the shares.

Accordingly, for these and other reasons discussed herein, we believe that being able to effect the Reverse Stock Split is in the best interests of the Company and its shareholders.

Reasons for the Authorized Shares Reduction

As a matter of Delaware law, the implementation of a reverse stock split does not require a reduction in the total number of authorized shares of common stock. However, without the Authorized Shares Reduction, the Reverse Stock Split – together with the Authorized Shares Increase to be implemented if Proposal One is approved at the Special Meeting – would significantly increase the proportion of unissued, authorized shares of Common Stock to issued and outstanding shares of Common Stock, which could allow the Company to much more substantially dilute shareholders in the future than it is currently able to do. The Board believes that effecting the Authorized Shares Reduction in connection with the Reverse Stock Split will maintain alignment with the market expectations regarding the number of shares of authorized Common Stock in comparison to the number of shares issued or reserved for issuance, and ensure that we do not have what some shareholders might view as an unreasonably high number of authorized shares of Common Stock that are unissued or reserved for issuance following the Reverse Stock Split.

Criteria to be Used for Determining Whether to Implement Reverse Stock Split

In determining whether and when to effect the Reverse Stock Split and which Reverse Stock Split ratio to implement, if any, following receipt of shareholder approval of this Proposal Two, the Board may consider, among other things, various factors, such as:

•the historical trading price and trading volume of the Common Stock;

•the then-prevailing trading price and trading volume of the Common Stock and the expected impact of the Reverse Stock Split on the trading market for the Common Stock in the short- and long-term;

•the continued listing requirements for the Common Stock on the NYSE or other applicable exchange;

•actual and forecasted results of operations, and the likely effect of such results on the market price of Common Stock;

•the projected impact of the Reverse Stock Split ratio on trading liquidity in the Common Stock;

•the number of shares of Common Stock outstanding and the potential devaluation of our market capitalization as a result of the Reverse Stock Split;

•the anticipated impact of a particular Reverse Stock Split ratio on our ability to reduce administrative and transactional costs; and

•prevailing general market, industry and general economic conditions.

Certain Risks and Potential Disadvantages Associated with the Reverse Stock Split and the Authorized Shares Reduction

We cannot assure you that the proposed Reverse Stock Split will increase the price of our Common Stock. We expect that the Reverse Stock Split will increase the market price of our Common Stock. However, the effect of the Reverse Stock Split on the market price of our Common Stock cannot be predicted with any certainty, and the history of reverse stock splits for other companies in our industry is varied, particularly since some investors may view a reverse stock split negatively. It is possible that the per-share price of our Common Stock after the Reverse Stock Split will not increase in the same proportion as the reduction in the number of outstanding shares of Common Stock following the Reverse Stock Split, and the Reverse Stock Split may not result in a per-share price that would attract investors who do not trade in lower priced stocks. In addition, although we believe that the Reverse Stock Split may enhance the marketability of our Common Stock to certain potential investors, we cannot assure you that, if implemented, the Common Stock will be more attractive to investors. Even if we implement the Reverse Stock Split, the market price of our Common Stock may decrease due to factors unrelated to the Reverse Stock Split, including our future performance. If the Reverse Stock Split is consummated and the trading price of our Common Stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split.

We may not satisfy the NYSE continued listing requirements following the Reverse Stock Split. While we intend to monitor the average closing price of our Common Stock and consider available options if it does not continue to trade at a level likely to result in us maintaining compliance, no assurances can be made that we will in fact be able to comply and that our Common Stock will remain listed on the NYSE. If our Common Stock ultimately were to be delisted from the NYSE for any reason, in addition to the effects noted above under “Background and Reasons for the Reverse Stock Split— Maintain Listing on the NYSE,” it could negatively impact us as it would likely reduce the liquidity and market price of our Common Stock; reduce the number of investors willing to hold or acquire our Common Stock; negatively impact our ability to access equity markets, issue additional securities and obtain additional financing in the future; affect our ability to provide equity incentives to our employees; and might negatively impact our reputation and, as a consequence, our business.

The proposed Reverse Stock Split may decrease the liquidity of our Common Stock and result in higher transaction costs. The liquidity of our Common Stock may be negatively impacted by the Reverse Stock Split, given the reduced number of shares that would be outstanding after the Reverse Stock Split, particularly if the stock price does not increase as a result of the Reverse Stock Split. In addition, if the Reverse Stock Split is implemented, it may increase the number of our shareholders who own “odd lots” of fewer than 100 shares of Common Stock, which may be more difficult to sell. Brokerage commission and other costs of transactions in odd lots are generally higher than the costs of transactions of more than 100 shares or of even multiples of 100 shares of Common Stock. Accordingly, the Reverse Stock Split may not achieve the desired results of increasing marketability of our Common Stock as described above.

Effective Time

The effective time of the Certificate of Amendment No. 2 (the “Effective Time”), if approved by shareholders and implemented by us, will be the date and time set forth in the Certificate of Amendment No. 2 that is filed with the Delaware Secretary of State, which is expected to be shortly after such filing is made with the Delaware Secretary of State. See below under “Reservation of Right to Delay the Filing of the Certificate of Amendment No. 2, or Abandon the Reverse Stock Split and the Authorized Shares Reduction.”

Except as to fractional shares, at the Effective Time, the Reverse Stock Split will combine, automatically and without any action on the part of us or our shareholders, the shares of Common Stock issued and outstanding immediately prior thereto into a lesser number of new shares of Common Stock in accordance with the Reverse Stock Split ratio determined by the Board within the limits set forth in this Proposal Two. Also at the Effective Time, the Authorized Shares Reduction will reduce, automatically and without any action on the part of us or our shareholders, the number of authorized shares of Common Stock in proportion to the reduction of the issued shares.

Fractional Shares

Shareholders will not receive fractional shares of Common Stock in connection with the Reverse Stock Split. Instead, the transfer agent will aggregate all fractional shares and sell them as soon as practicable after the Effective Time at the then-prevailing prices on the open market, on behalf of those shareholders who would otherwise be entitled to receive a fractional share as a result of the Reverse Stock Split. We expect that the transfer agent will conduct the sale in an orderly fashion at a reasonable pace and that it may take several days to sell all of the aggregated fractional shares of Common Stock. After the transfer agent’s completion of such sale, shareholders who would have been entitled to a fractional share will instead receive a cash payment from the transfer agent in an amount equal to their respective pro rata shares of the total proceeds of that sale net of any brokerage costs incurred by the transfer agent to sell such stock. After the Reverse Stock Split, a shareholder otherwise entitled to a fractional interest will not have any voting, dividend or other rights with respect to such fractional interest, except to receive payment as described herein.

Shareholders will not be entitled to receive interest for the period of time between the Effective Time and the date payment is made for their fractional share interest. You should also be aware that, under the escheat laws of certain jurisdictions, sums due for fractional interests that are not timely claimed after the funds are made available may be required to be paid to the designated agent for each such jurisdiction. Thereafter, shareholders otherwise entitled to receive such funds may have to obtain the funds directly from the state to which they were paid.

If you believe that you may not hold sufficient shares of Common Stock at the Effective Time to receive at least one share in the Reverse Stock Split and you want to continue to hold Common Stock after the Reverse Stock Split, you may do so by either:

•purchasing a sufficient number of shares of Common Stock; or

•if you have shares of Common Stock in more than one account, consolidating your accounts;

in each case, so that you hold a number of shares of Common Stock in your account prior to the Reverse Stock Split that would entitle you to receive at least one share of Common Stock in the Reverse Stock Split. Shares of Common Stock held in registered form and shares of Common Stock held in “street name” (that is, through a broker, bank or other holder of record) for the same shareholder will be considered held in separate accounts and will not be aggregated when effecting the Reverse Stock Split.

Principal Effects of the Reverse Stock Split and the Authorized Shares Reduction

General

After the Effective Time, the number of our issued and outstanding shares of Common Stock will decrease at the Reverse Stock Split ratio of not less than one-for-six (1:6) and not more than one-for-ten (1:10). The Reverse Stock Split would be effected simultaneously for all of the Common Stock, and the exchange ratio will be the same for all shares of Common Stock and each shareholder will own a reduced number of shares of Common Stock. However, the Reverse Stock Split will affect all of its shareholders uniformly and will not affect any shareholder’s percentage ownership interests in the Company, except to the extent that the Reverse Stock Split results in any of its shareholders receiving cash in lieu of fractional share as described above. Voting rights and other rights and preferences of the holders of Common Stock will not be affected by the Reverse Stock Split (other than as a result of the payment of cash in lieu of fractional shares). For example, a holder of 2% of the voting power of the outstanding shares of Common Stock immediately prior to the Reverse Stock Split would continue to hold 2% (assuming there is no impact as a result of the payment of cash in lieu of issuing fractional shares) of the voting power of the outstanding shares of Common Stock immediately after the Reverse Stock Split. The number of shareholders of record will not be affected by the Reverse Stock Split (except to the extent that any shareholder holds only a fractional share interest and receives cash for such interest after such Reverse Stock Split). The Reverse Stock Split would not affect our securities law reporting and disclosure obligations, and we would continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The principal effects of the Reverse Stock Split and the Authorized Shares Reduction will be that:

•each six to ten shares of Common Stock owned by a shareholder (depending on the Reverse Stock Split ratio selected by the Board), will be combined into one new share of Common Stock;

•no fractional shares of Common Stock will be issued in connection with the Reverse Stock Split; instead, holders of Common Stock who would otherwise receive a fractional share of Common Stock pursuant to the Reverse Stock Split will receive cash in lieu of the fractional share as explained above;

•if the Authorized Shares Reduction is implemented, the reduction in the authorized number of shares of Common Stock will be proportionate to the Reverse Stock Split ratio (assuming that the Authorized Shares Increase is not implemented);

•based upon the Reverse Stock Split ratio selected by the Board, proportionate adjustments will be made to the per-share exercise price and the number of shares issuable upon the exercise of the Warrants and all then-outstanding awards under all of the Company’s equity plans (including the 2018 Plan), and to the per-share conversion price and the number of shares issuable upon conversion of the Convertible Notes;

•the number of shareholders owning “odd lots” of less than 100 shares of Common Stock may potentially increase and, although odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots generally are proportionately higher than the costs of transactions in “round lots” of even multiples of 100 shares, we believe, however, that these potential negative effects are outweighed by the benefits of the Reverse Stock Split; and

•the number of shares then reserved for issuance under the Company’s equity plans (including the 2018 Plan), the Warrants and the Convertible Notes will be reduced proportionately based upon the Reverse Stock Split ratio selected by the Board.

Effect on Shares

The following table contains approximate information, based on share information as of September 16, 2022, relating to the outstanding shares of Common Stock based on the proposed Reverse Stock Split ratios and information regarding our shares of Common Stock authorized but not outstanding or reserved for issuance that will remain available for issuance immediately following the effectiveness of the Reverse Stock Split and the Authorized Shares Reduction (assuming that this Proposal Two is approved and implemented and that Proposal One (Authorized Shares Increase) is not implemented):

Status	Number of Shares of Common Stock Authorized	Number of Shares of Common Stock Issued and Outstanding	Number of Shares of Common Stock Reserved for Future Issuance	Number of Shares of Common Stock Authorized but Not Outstanding or Reserved
Pre-Reverse Stock Split	60,000,000	43,223,879	16,776,121	—
Post-Reverse Stock Split 1:6	10,000,000	7,203,980	2,796,020	—
Post-Reverse Stock Split 1:7	8,571,429	6,174,840	2,396,589	—
Post-Reverse Stock Split 1:8	7,500,000	5,402,985	2,097,015	—
Post-Reverse Stock Split 1:9	6,666,667	4,802,653	1,864,013	—
Post-Reverse Stock Split 1:10	6,000,000	4,322,388	1,677,612	—

As illustrated in the table above, the Authorized Shares Reduction will result in a reduction of the total number of shares of Common Stock that we are authorized to issue. Further, the Authorized Shares Reduction would not have any effect on the rights of existing shareholders, and the par value of the Common Stock would remain unchanged at $0.30 per share.

The following table contains approximate information, assuming Proposal One is approved and effected and 60,000,000 additional shares of Common Stock have been authorized, based on share information as of September 16, 2022, relating to the outstanding shares of Common Stock based on the proposed Reverse Stock Split ratios and information regarding our shares of Common Stock authorized but not outstanding or reserved for issuance that will remain available for issuance immediately following the effectiveness of the Reverse Stock Split and the Authorized Shares Reduction (assuming that this Proposal Two is approved and implemented):

Status	Number of Shares of Common Stock Authorized	Number of Shares of Common Stock Issued and Outstanding	Number of Shares of Common Stock Reserved for Future Issuance	Number of Shares of Common Stock Authorized but Not Outstanding or Reserved
Pre-Reverse Stock Split	120,000,000	43,223,879	16,776,121	60,000,000
Post-Reverse Stock Split 1:6	20,000,000	7,203,980	2,796,020	10,000,000
Post-Reverse Stock Split 1:7	17,142,857	6,174,840	2,396,589	8,571,429
Post-Reverse Stock Split 1:8	15,000,000	5,402,985	2,097,015	7,500,000
Post-Reverse Stock Split 1:9	13,333,333	4,802,653	1,864,013	6,666,667
Post-Reverse Stock Split 1:10	12,000,000	4,322,388	1,677,612	6,000,000

After the Effective Time, the Common Stock would have a new Committee on Uniform Securities Identification Procedures, or CUSIP number, a number used to identify the Common Stock.

The Common Stock is currently registered under Section 12(b) of the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. The implementation of the Reverse Stock Split will not affect the registration of Common Stock under the Exchange Act. The Common Stock would continue to be listed on the NYSE under the symbol “TISI” immediately following the Reverse Stock Split.

Effect of Reverse Stock Split on Stated Capital

Pursuant to the Reverse Stock Split, the par value of the Common Stock will remain $0.30 per share. As a result of the Reverse Stock Split, at the Effective Time, the stated capital on our balance sheet attributable to Common Stock (subject to a minor adjustment in respect of the treatment of fractional shares) and the additional paid-in capital account will, in total, not change due to the Reverse Stock Split. However, the allocation between the stated capital attributable to Common Stock and the additional paid-in capital on our balance sheet will change because there will be fewer shares of Common Stock outstanding. The stated capital attributable to Common Stock will decrease, and in turn, the stated capital attributable to the additional paid-in capital will increase. The net income or loss per share of Common Stock will increase because there will be fewer shares of Common Stock outstanding. The Reverse Stock Split would be reflected retroactively in our consolidated financial statements. We do not anticipate that any other accounting consequences would arise as a result of any Reverse Stock Split.

Shares Held in Book-Entry and Through a Broker, Bank or Other Holder of Record

The combination of, and reduction in, the number of outstanding shares of Common Stock as a result of the Reverse Stock Split will occur automatically at the Effective Time without any additional action on the part of our shareholders.

Upon the Reverse Stock Split, we intend to treat shareholders holding shares of Common Stock in “street name” (that is, through a broker, bank or other holder of record) in the same manner as registered shareholders whose shares of Common Stock are registered in their names. Brokers, banks or other holders of record will be instructed to effect the Reverse Stock Split for their beneficial holders holding shares of Common Stock in “street name;” however, these brokers, banks or other holders of record may apply their own specific procedures for processing the Reverse Stock Split. If you hold your shares of Common Stock with a broker, bank or other holder of record, and you have any questions in this regard, we encourage you to contact your holder of record.

If you hold registered shares of Common Stock in a book-entry form, you do not need to take any action to receive your post-Reverse Stock Split shares of Common Stock in registered book-entry form or your cash payment in lieu of fractional shares, if applicable. If you are entitled to post-Reverse Stock Split shares of Common Stock, a transaction statement will automatically be sent to your address of record as soon as practicable after the Effective Time indicating the number of shares of Common Stock you hold. In addition, if you are entitled to a payment of cash in lieu of fractional shares, a check will be mailed to you at your registered address as soon as practicable after the Effective Time. By signing and cashing this check, you will warrant that you owned the shares of Common Stock for which you received a cash payment. See “—Fractional Shares.”

If you hold any of your shares of Common Stock in certificate form, you will receive a transmittal letter from our transfer agent as soon as practicable after the Effective Time. The transmittal letter will be accompanied by instructions specifying how you can exchange your certificate representing the pre-Reverse Stock Split shares of Common Stock for either: (1) a certificate representing the post-Reverse Stock Split shares of Common Stock; or (2) post-Reverse Stock Split shares of Common Stock in a book-entry form, evidenced by a transaction statement that will be sent to your address of record as soon as practicable after the Effective Time indicating the number of shares of Common Stock you hold, in each case together with any payment of cash in lieu of fractional shares to which you are entitled. Beginning at the Effective Time, each certificate representing pre-Reverse Stock Split shares of Common Stock will be deemed for all corporate purposes to evidence ownership of post-Reverse Stock Split shares. If you are entitled to a payment of cash in lieu of fractional shares, payment will be made as described under “—Fractional Shares.”

Shareholders should not destroy any pre-split stock certificate(s) and should not submit any stock certificate(s) until requested to do so.

Interest of Certain Persons in Matters to be Acted Upon

No officer or director has any substantial interest, direct or indirect, by security holdings or otherwise, in the Reverse Stock Split or the Authorized Shares Reduction that is not shared by all of our other shareholders.

Reservation of Right to Delay the Filing of the Certificate of Amendment No. 2, or Abandon the Reverse Stock Split and the Authorized Shares Reduction

We reserve the right to delay the filing of the Certificate of Amendment No. 2 or abandon the Reverse Stock Split and the Authorized Shares Reduction at any time before the Effective Time, even if the Reverse Stock Split has been approved by shareholders at the Special Meeting. By voting in favor of the amendment to effect the Reverse Stock Split and the Authorized Shares Reduction, you are also expressly authorizing the Board to delay, until the one year anniversary of the Special Meeting, or abandon the Reverse Stock Split and the Authorized Shares Reduction if the Board determines that such action is in the best interests of the Company and its shareholders. If the Board fails to implement the Reverse Stock Split prior to the one-year anniversary of this Special Meeting, shareholder approval would again be required prior to implementing any Reverse Stock Split.

Required Vote; Effect of Proposal

To be approved, this Proposal Two requires the affirmative vote of at least two-thirds of the shares of Common Stock outstanding and entitled to vote at the Special Meeting, in person or by proxy. Abstentions and broker non-votes will have the same effect as votes “AGAINST” this Proposal Two. Proxies solicited by the Board will be voted “FOR” approval of this Proposal Two, unless otherwise specified. If shareholder approval for this Proposal Two is not obtained, then the Reverse Stock Split and the Authorized Shares Reduction will not be effected.

No Appraisal Rights

Under the DGCL, our Amended and Restated Certificate of Incorporation and our Bylaws, shareholders have no rights to exercise dissenters’ rights of appraisal with respect to the amendment to effect the Reverse Stock Split and the Authorized Shares Reduction.

Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following discussion is a summary of material U.S. federal income tax consequences of the Reverse Stock Split to U.S. Holders (as defined below). This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), the applicable U.S. Treasury Department regulations promulgated thereunder (the “Treasury Regulations”), published rulings and administrative pronouncements of the Internal Revenue Service (“IRS”), and judicial decisions in each case in existence on the date hereof, all of which are subject to change. Any such change could apply retroactively and could adversely affect the tax consequences described below. No assurance can be given that the IRS will agree with the consequences described in this summary, or that a court will not sustain any challenge by the IRS in the event of litigation. No advance tax ruling has been or will be sought or obtained from the IRS regarding the tax consequences of the transactions described herein.

For purposes of this summary, a “U.S. Holder” is a beneficial owner of shares of Common Stock that is (a) an individual who is a citizen of the United States or who is resident in the United States for U.S. federal income tax purposes, (b) an entity that is classified for U.S. federal income tax purposes as a corporation and that is organized under the laws of the United States, any state thereof, or the District of Columbia, or is otherwise treated for U.S. federal income tax purposes as a domestic corporation, (c) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (d) a trust (i) whose administration is subject to the primary supervision of a court within the United States and all substantial decisions of which are subject to the control of one or more United States persons as described in Section 7701(a)(30) of the Code (“United States persons”), or (ii) that has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.

This summary does not discuss all U.S. federal income tax considerations that may be relevant to U.S. Holders in light of their particular circumstances, including consequences that may be relevant for U.S. Holders that may be subject to special treatment under U.S. federal income tax law (for example, tax-exempt organizations, S corporations, partnerships and other pass through entities (and investors therein), mutual funds, insurance companies, banks and other financial institutions, dealers in securities, brokers or traders in securities, commodities or currencies that elect to use a mark-to-market method of accounting, real estate investment trusts, regulated investment companies, individual retirement accounts, qualified pension plans, persons who hold shares of Common Stock as part of a straddle, hedging, constructive sale, conversion, or other integrated transaction, U.S. Holders that have a functional currency other than the U.S. dollar and persons who acquired shares of Common Stock as a result of the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan). Furthermore, this summary does not discuss any alternative minimum tax consequences or the Medicare contribution tax on net investment income, and does not address any aspects of U.S. state or local or non-U.S. taxation. This summary only applies to those beneficial owners that hold shares of Common Stock as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment).

If an entity classified for U.S. federal income tax purposes as a partnership owns shares of Common Stock, the tax treatment of a member of the entity will depend on the status of the member and the activities of the entity and such member. The tax treatment of such an entity, and the tax treatment of any member of such an entity, are not addressed in this summary. Any entity that is classified for U.S. federal income tax purposes as a partnership and that owns shares of Common Stock, and any members of such an entity, are encouraged to consult their tax advisors.

U.S. HOLDERS OF SHARES OF COMMON STOCK ARE ENCOURAGED TO SEEK ADVICE FROM THEIR OWN TAX ADVISORS REGARDING THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TAKING INTO ACCOUNT THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

We intend to take the position that the Reverse Stock Split constitutes a recapitalization for U.S. federal income tax purposes pursuant to Section 368(a)(1)(E) of the Code. Assuming the Reverse Stock Split qualifies as a recapitalization:

•a U.S. Holder will not recognize gain or loss on the Reverse Stock Split, except with respect to any cash received in lieu of a fractional share of Common Stock;

•the aggregate tax basis of the shares of Common Stock received by a U.S. Holder in the Reverse Stock Split will be equal to the aggregate tax basis of the shares exchanged therefor (excluding any portion of such basis allocable to a fractional share);

•the holding period of the shares of Common Stock received by a U.S. Holder in the Reverse Stock Split will include the holding period of the shares exchanged therefor;

•a U.S. Holder that receives cash in lieu of a fractional share of Common Stock pursuant to the Reverse Stock Split will be treated as having received the fractional share pursuant to the Reverse Stock Split and then as having sold such fractional share for cash to a third party and accordingly should recognize taxable gain or loss in an amount equal to the difference, if any, between the amount of cash received and the portion of such U.S. Holder’s aggregate adjusted tax basis in the shares of Common Stock surrendered that is allocated to such fractional share; and

•such capital gain or loss will be short term if the pre-Reverse Stock Split shares were held for one year or less at the Effective Time and long term if held for more than one year.

Treasury Regulations provide detailed rules for allocating the tax basis and holding period among shares of Common Stock which were acquired by a shareholder on different dates and at different prices. U.S. Holders that acquired shares of Common Stock on different dates or at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period among such shares.

Payments of cash made in lieu of a fractional share of Common Stock may, under certain circumstances, be subject to information reporting and backup withholding. To avoid backup withholding, each U.S. Holder that does not otherwise establish an exemption should furnish on applicable IRS forms its taxpayer identification number and comply with the applicable certification procedures.

Backup withholding is not an additional tax and amounts withheld will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided the required information is timely furnished to the IRS. U.S. Holders should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.

          The Board of Directors unanimously recommends that shareholders vote “FOR” the approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect the Reverse Stock Split and Authorized Shares Reduction.

PROPOSAL THREE—APPROVAL OF AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO UPDATE THE EXCULPATION PROVISION

We are asking shareholders to approve a proposed amendment to our Amended and Restated Certificate of Incorporation to update the exculpation provision. Section 2 of Article X of our Amended and Restated Certificate of Incorporation currently provides for the Company to limit the monetary liability of directors in certain circumstances pursuant to and consistent with Section 102(b)(7) of the DGCL. Effective August 1, 2022, Section 102(b)(7) of the DGCL was amended to permit a corporation’s certificate of incorporation to include a provision eliminating or limiting monetary liability for certain senior corporate officers for breach of the duty of care in certain actions. The Board has unanimously approved and declared advisable the amendment our Amended and Restated Certificate of Incorporation to update the exculpation provision, and recommends that its shareholders approve such amendment. If shareholders approve this Proposal Three, then the Company will file a Certificate of Amendment of our Amended and Restated Certificate of Incorporation (the “Certificate of Amendment No. 3”) in the form attached hereto as Appendix C.

Purpose and Possible Effects of the Proposed Amendment

The Board desires to amend our Amended and Restated Certificate of Incorporation to maintain provisions consistent with the governing statutes contained in the DGCL and believes that amending our Amended and Restated Certificate of Incorporation to add the authorized liability protection for certain officers, consistent with the protection in our Amended and Restated Certificate of Incorporation currently afforded our directors, is necessary in order to continue to attract and retain experienced and qualified officers. As amended, Section 102(b)(7) of the DGCL provides that only certain officers may be entitled to exculpation; namely: (i) a corporation’s president, chief executive officer, chief operating officer, chief financial officer, chief legal officer, controller, treasurer or chief accounting officer; (ii) an individual identified in public filings as one of the most highly compensated officers of the Company; and (iii) an individual who, by written agreement with the Company, has consented to be identified as an officer for purposes of Delaware’s long-arm jurisdiction statute.

The proposed Certificate of Amendment No. 3 would allow for the exculpation of certain officers only in connection with direct claims brought by stockholders, including class actions, but would not eliminate officers’ monetary liability for breach of fiduciary duty claims brought by the corporation itself or for derivative claims brought by stockholders in the name of the corporation. As is currently the case with directors under our Amended and Rested Certificate of Incorporation, the Certificate of Amendment No. 3 would not limit the liability of officers for: any breach of the duty of loyalty to the corporation or its stockholders, any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, and any transaction from which the officer derived an improper personal benefit.

Required Vote; Effect of Proposal

To be approved, this Proposal Three requires the affirmative vote of at least two-thirds of the shares of Common Stock outstanding and entitled to vote at the Special Meeting, in person or by proxy. Abstentions and broker non-votes will have the same effect as votes “AGAINST” this Proposal Three. Proxies solicited by the Board will be voted “FOR” approval of this Proposal Three, unless otherwise specified. If shareholder approval for this Proposal Three is not obtained, then the Certificate of Amendment No. 3 will not be filed with the Delaware Secretary of State .

The Board of Directors retains the discretion to abandon, and not implement, the aforementioned amendments at any time before they become effective.

The Board of Directors unanimously recommends that shareholders vote “FOR” the approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to update the exculpation provision.

PROPOSAL FOUR—APPROVAL TO ADJOURN SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES

If, at the Special Meeting, the number of shares of Common Stock present in person or represented by proxy and voting in favor of Proposal One (approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect the Authorized Shares Increase), Proposal Two (approval of the amendment to the Company’s Amended and Restated Certificate of Incorporation to effect the Reverse Stock Split and Authorized Shares Reduction), or Proposal Three (approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to update the exculpation provision) is insufficient to approve any of such proposals, we intend to move to adjourn the Special Meeting in order to enable the Board to solicit additional proxies for the approval of Proposal One, Proposal Two, and/or Proposal Three. If we determine that this is necessary, we will ask our shareholders to vote only on this Proposal Four and not on Proposal One, Proposal Two, and/or Proposal Three. We do not intend to call a vote on this Proposal Four if Proposal One, Proposal Two and Proposal Three are approved by the requisite number of shares of our Common Stock at the Special Meeting.

The Board believes that it is in the best interests of our shareholders to have each of Proposal One, Proposal Two and Proposal Three approved and implemented, and, therefore, enabling us to adjourn the Special Meeting to continue to solicit proxies for one or more of such proposals is advisable.

If our shareholders approve this Proposal Four to adjourn the Special Meeting, we could adjourn the Special Meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from shareholders that have previously voted. Among other things, approval of this Proposal Four could mean that, even if we had received proxies representing a sufficient number of votes “AGAINST” Proposal One, Proposal Two or Proposal Three to defeat such proposals, we could adjourn the Special Meeting without a vote on the Authorized Shares Increase, the Reserve Stock Split, or Certificate of Amendment No. 3 and seek to convince the holders of those shares to change their votes to votes in favor of Proposal One, Proposal Two or Proposal Three, as applicable.

Required Vote

To be approved, this Proposal Four requires the affirmative vote of a majority of the shares of Common Stock represented at the Special Meeting, in person or by proxy, and entitled to vote at the Special Meeting. Abstentions will have the same effect as votes
“AGAINST” this Proposal Three, and broker non-votes will not affect the outcome, assuming a quorum is obtained. Proxies solicited by the Board will be voted “FOR” approval of this Proposal Four, unless otherwise specified.

The Board of Directors unanimously recommends that shareholders vote “FOR” the Adjournment Proposal.

HOLDINGS OF MAJOR SHAREHOLDERS, OFFICERS AND DIRECTORS

The following table sets forth certain information regarding the beneficial ownership of our Common Stock (our only class of voting securities) as of September 16, 2022 of (a) each person known by us to be the beneficial owner of more than 5% of the outstanding Common Stock, (b) each current director, (c) our named executive officers and (d) executive officers and directors as a group. The number of shares owned and percentage ownership in the following table is based on 43,223,879 shares of Common Stock outstanding on September 16, 2022.

The information shown assumes the exercise by each person (or all directors and officers as a group) of the stock options owned by such person that are exercisable within 60 days of September 16, 2022, which such shares underlying stock options are deemed to be outstanding and beneficially owned by the person holding those options for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated, the address of each person named below is the address of the Company at 13131 Dairy Ashford, Suite 600, Sugar Land, Texas 77478.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned (1)		Percentage of Outstanding Common Stock
Amerino Gatti	138,436	(2)	*
André C. Bouchard	81,066		*
Robert Young	10,554		*
Susan M. Ball	24,297	(3)	*
Matthew E. Kvarda	—	(4)	*
Chad Murray	12,308	(5)	*
Jeff Ott	366,523	(6)	*
Grant Roscoe	13,609	(7)	*
Michael J. Caliel	20,000		*
Jeffery G. Davis	108,490		*
Anthony R. Horton	9,997
Evan S. Lederman	45,300		*
J. Michael Anderson	—
Edward J. Stenger	—
All directors and executive officers as a group (11 persons)	320,209	(8)	*
Corre Partners Management, LLC.	14,545,472	(9)	33.7%
APSC Holdco II	3,404,019	(10)	7.9%
______________
 * Less than 1% of outstanding Common Stock.

(1)The information as to beneficial ownership of Common Stock has been furnished, respectively, by the persons and entities listed, except as indicated below. Each individual or entity has sole power to vote and dispose of all shares listed opposite his, her or its name except as indicated below.
(2)Mr. Gatti resigned as Chief Executive Officer effective March 21, 2022. Beneficial ownership information is based on information contained in the last Form 4 filed by Mr. Gatti with the SEC prior to March 21, and additional information provided by Mr. Gatti, adjusted to give effect to subsequent transactions of which we are aware in connection with employment-related equity awards.
(3)Ms. Ball resigned as Executive Vice President and Chief Financial Officer effective as of November 12, 2021. Beneficial ownership information is based on a Form 4 filed by Ms. Ball with the SEC on November 17, 2021, adjusted to give effect to subsequent transactions of which we are aware in connection with employment-related equity awards.
(4)Mr. Kvarda, an employee of Alvarez & Marsal North America, LLC, served as the Company’s Interim Chief Financial Officer from November 21, 2021 until June 13, 2022.
(5)Mr. Murray resigned as President Mechanical and Onstream Services effective as of February 25, 2022. Beneficial ownership information is based on information contained in the last Form 4 filed by Mr. Murray with the SEC prior to February 25, 2022, adjusted to give effect to subsequent transactions of which we are aware in connection with employment-related equity awards.

(6)Mr. Ott resigned as President of Quest Integrity effective January 18, 2021 and served as a special advisor to the Company until June 30, 2021. Beneficial ownership information is based on information contained in the last Form 4 filed by Mr. Ott with the SEC prior to January 18, 2021, and additional information provided by Mr. Ott, adjusted to give effect to subsequent transactions of which we are aware in connection with employment-related equity awards.
(7)Mr. Roscoe resigned as President of Operations effective January 18, 2021 and served as a special advisor to the Company until March 15, 2021. Beneficial ownership information is based on information contained in the last Form 4 filed by Mr. Roscoe with the SEC prior to March 15, 2021, adjusted to give effect to subsequent transactions of which we are aware in connection with employment-related equity awards.
(8)Includes 22,932 shares held in an employee benefit plan.
(9)As reported on Amendment No. 3 to Schedule 13D filed with the SEC on February 15, 2022 by Corre Partners Management, LLC (the “Investment Advisor”), 12 East 49th Street, 40th Floor, New York, NY 10017. According to such Schedule 13D, Corre Opportunities Qualified Master Fund, LP (“Corre Qualified Fund”), Corre Qualified Fund has shared voting power and shared dispositive power with respect to 9,536,514 shares; Corre Horizon Fund, LP (“Corre Horizon”) has shared voting power and shared dispositive power with respect to 2,499,430 shares; Corre Horizon II Fund, LP (“Corre Horizon II” and together with Corre Qualified Fund and Corre Horizon, the “Funds”) has shared voting power and shared dispositive power with respect to 2,509,528 shares; Corre Partners Advisors, LLC (the “General Partner”) has shared voting power and shared dispositive power with respect to 14,545,472 shares; the Investment Advisor has shared voting power and shared dispositive power with respect to 14,545,472 shares; John Barrett has shared voting power and shared dispositive power with respect to 14,545,472 shares; and Eric Soderlund has shared voting power and shared dispositive power with respect to 14,545,472 shares. The General Partner serves as the general partner to the Funds, the Investment Advisor has been delegated investment authority over the assets of the Funds by the General Partner. According to such Schedule 13D: (i) Corre Opportunities Fund may be deemed to be the beneficial owner of 9,536,514 shares of Common Stock, (ii) Corre Horizon may be deemed to be the beneficial owner of 2,499,430 shares of Common Stock, (iii) Corre Horizon II may be deemed to be the beneficial owner of 2,509,528 shares of Common Stock, and (iv) each of the General Partner, the Investment Adviser, Mr. Barrett and Mr. Soderlund may be deemed to be the beneficial owner of 14,545,472 shares of Common Stock.
(10)As reported on Amendment No. 1 to Schedule 13D filed with the SEC on February 14, 2022 by GASC APF, L.P. (“GASC APF”), 527 Madison Avenue, 25th Floor, New York, NY 10002 and an Amendment No. 1 to Schedule 13D filed with the SEC on February 16, 2021 by Iron Park Capital Partners, LP (“Iron Park”), 527 Madison Avenue, 25th Floor, New York, NY 10002. According to each Schedule 13D, APSC Holdco II, L.P. (“APSC Holdco II”), has shared voting power and shared dispositive power with respect to 3,404,019 shares; Atlantic Park Strategic Capital Parallel Master Fund, L.P. (“Atlantic Park”), has shared voting power and shared dispositive power with respect to 3,404,019 shares; GASC APF has shared voting power and shared dispositive power with respect to 3,404,019 shares, and Iron Park has shared voting power and shared dispositive power with respect to 3,404,019 shares. According to each Schedule 13D, APSC Holdco II directly holds Warrants to purchase 5,000,000 shares of Common Stock at $1.50 per share, provided that, pursuant to a notice dated February 10, 2022 from APSC Holdco II to the Company, such Warrants are subject to a conversion cap effective February 10, 2022. Pursuant to such conversion cap, the portion of such Warrants that may be exercised at any time is limited to the amount which would result APSC Holdco II, Atlantic Park and GASC APF beneficially ownership being no more than a maximum of 9.9% of the outstanding Common Stock (inclusive of shares issued in respect of such exercise). Atlantic Park is the sole beneficial owner of APSC Holdco II. Pursuant to an Investment Management Agreement, dated July 6, 2020, Atlantic Park and certain of its affiliates have delegated their voting and dispositive power over their direct and indirect investments (including the Common Stock) to Iron Park and GASC APF and appointed each of them to jointly act as investment advisers.

DELIVERY OF PROXY MATERIALS TO SHAREHOLDERS SHARING AN ADDRESS

To reduce the expenses of delivering duplicate proxy materials and to help the environment by conserving natural resources, we may take advantage of the SEC’s “householding” rules that permit us to deliver only one set of proxy materials to shareholders who share an address, unless otherwise requested. If you share an address with another shareholder and have received only one set of proxy materials, you may request a separate copy of these materials at no cost to you by contacting us at Team, Inc., Attention: André C. Bouchard, Corporate Secretary, 13131 Dairy Ashford, Suite 600, Sugar Land, Texas 77478 or (281) 331-6154. For future meetings, you may request separate voting materials, or request that we send only one set of proxy materials to you if you are receiving multiple copies, by calling or writing to us at the phone number and address given above.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act, and, in accordance therewith, file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains such reports, and other information about issuers, like us, which file electronically with the SEC. The address of that site is www.sec.gov. We also make available our reports on Form 10-K, 10-Q, and 8-K (as well as all amendments to these reports), and other information, free of charge, at the Investor Relations section of our website at www.teaminc.com. The information contained on our website, other than this Proxy Statement, is not considered proxy solicitation material and is not incorporated by reference herein.
OTHER BUSINESS

Management does not intend to bring any business before the Special Meeting other than the matters referred to in the Notice of Special Meeting of Shareholders and at this date has not been informed of any matters that may be presented at the Special Meeting by others. If, however, any other matters properly come before the Special Meeting, it is intended that the persons named in the enclosed proxy will vote, pursuant to the proxy, in accordance with their best judgment on such matters.

André C. Bouchard
Executive Vice President, Administration, Chief Legal Officer & Secretary
September 20, 2022

APPENDIX A

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF TEAM, INC.

Team, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies as follows:

1.This Certificate of Amendment (the “Certificate of Amendment”) amends the provisions of the Corporation’s Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on November 29, 2011, as amended by that certain Certificate of Amendment of Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on October 24, 2013 (the “Certificate of Incorporation”).

2.The terms and provisions of this Certificate of Amendment have been duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

3.That the first sentence of Article IV of the Certificate of Incorporation is hereby amended and restated in its entirety as follows:

The aggregate number of shares which the corporation shall have the authority to issue is 120,500,000 shares, of which 120,000,000 shares shall be common shares, par value $0.30 each (“Common Stock”), and of which 500,000 shares shall be preferred shares, par value $100.00 each (“Preferred Stock”), issuable in series.

4.This Certificate of Amendment to the Certificate of Incorporation so adopted (i) shall be effective as of [●] on 202[●], (ii) reads in full as set forth above and (iii) is hereby incorporated into Certificate of Incorporation by this reference. All other provisions of the Certificate of Incorporation remain in full force and effect.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by André C. Bouchard, its Executive Vice President, Administration, Chief Legal Officer & Secretary, this [●] day of [●], 202[_].

By:
Name:	André C. Bouchard
Title:	Executive Vice President, Administration, Chief Legal Officer & Secretary

A-1

APPENDIX B

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF TEAM, INC.

Team, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies as follows:

1. This Certificate of Amendment (the “Certificate of Amendment”) amends the provisions of the Corporation's Amended and Restated Certificate of Incorporation filed with the Secretary of State on November 29, 2011 (the “Certificate of Incorporation”).

2. The terms and provisions of this Certificate of Amendment have been duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

3. The Certificate of Incorporation is hereby amended as follows:

Article IV of the Certificate of Incorporation is shall be amended and restated to insert the following paragraph immediately following the caption “Shares” as follows:

Effective as of the effective time of [●][a.m.][p.m.], Eastern Time, on the date this Certificate of Amendment is filed with the Secretary of State of the State of Delaware (the “Effective Time”), each [_____] shares of the Corporation’s Common Stock, par value $0.30 per share, issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the Corporation or the respective holders thereof, be combined into one (1) validly issued, fully paid and non-assessable share of Common Stock, par value $0.30 per share, without increasing or decreasing the par value of each share of Common Stock (the “Reverse Split”). No fractional shares of Common Stock shall be issued in connection with the Reverse Split. Instead, any stockholders who would have been entitled to receive a fractional share interest of Common Stock as a result of the Reverse Split, shall with respect to such fractional interest, be entitled to receive cash payments, without interest, in lieu of fractional shares of Common Stock, in an amount equal to the proceeds attributable to the sale of such fractional interest following the aggregation and sale by the Corporation’s transfer agent of all fractional shares otherwise issuable. Each stock certificate that, immediately prior to the Effective Time, represented shares of pre-Reverse Split Common Stock shall, from and after the Effective Time, automatically and without any action on the part of the Corporation or the respective holders thereof, represent that number of whole shares of post-Reverse Split Common Stock into which the shares of pre-Reverse Split Common Stock represented by such certificate shall have been combined (as well as the right to receive cash in lieu of any fractional shares of post-Reverse Split Common Stock as set forth above); provided, however, that each holder of record of a certificate that represented shares of pre-Reverse Split Common Stock shall receive, upon surrender of such certificate, a new certificate representing the number of whole shares of post-Reverse Split Common Stock into which the shares of pre-Reverse Split Common Stock represented by such certificate shall have been combined pursuant to the Reverse Split, as well as any cash in lieu of fractional shares of post-Reverse Split Common Stock to which such holder may be entitled as set forth above. The Reverse Split shall be effected on a record holder-by-record holder basis, such that any fractional shares of post-Reverse Split Common Stock resulting from the Reverse Split and held by a single record holder shall be aggregated.

[At the Effective Time, the first sentence of Article IV of the Certificate of Incorporation shall be hereby amended and restated in its entirety as follows:

The aggregate number of shares which the corporation shall have the authority to issue is [_____] shares, of which [_____] shares shall be common shares, par value $0.30 each (“Common Stock”), and of which 500,000 shares shall be preferred shares, par value $100.00 each (“Preferred Stock”), issuable in series.]

4. All other provisions of the Certificate of Incorporation shall remain in full force and effect.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by André C. Bouchard, its Executive Vice President, Administration, Chief Legal Officer & Secretary, this [●] day of [●], 202[_].

By:
Name:	André C. Bouchard
Title:	Executive Vice President, Administration, Chief Legal Officer & Secretary
B-1

APPENDIX C

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF TEAM, INC.

Team, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies as follows:

1. This Certificate of Amendment (the “Certificate of Amendment”) amends the provisions of the Corporation’s Amended and Restated Certificate of Incorporation filed with the Secretary of State on November 29, 2011 (the “Certificate of Incorporation”).

2. The terms and provisions of this Certificate of Amendment have been duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

3. That Section 2 of Article X of the Certificate of Incorporation is hereby amended and restated in its entirety as follows:

2. Limitation of Liability of Directors and Officers. A director or officer of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, provided that this provision shall not eliminate or limit the liability of a director or an officer (i) for any breach of his duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the DGCL, (iv) for any transaction from which the director or officer derives and improper personal benefit, or (v) an officer in any action by or in the right of the Corporation. If the DGCL is hereafter amended to authorize corporate action further limiting or eliminating the personal liability of directors or officers, then the liability of the directors or officers of the Corporation shall be limited or eliminated to the fullest extent permitted by the DGCL, as so amended from time to time. Any repeal or modification of this Article X by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation existing at the time of such repeal or modification. All references in this paragraph to an officer shall mean only a person who at the time of an act or omission as to which liability is asserted is deemed to have consented to service by the delivery of process to the registered agent of the Corporation pursuant to §3114(b) of Title 10 (for purposes of this sentence only, treating residents of the State of Delaware as if they were nonresidents to apply of § 3114(b) of Title 10 to this sentence).

4. All other provisions of the Certificate of Incorporation shall remain in full force and effect.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by André C. Bouchard, its Executive Vice President, Administration, Chief Legal Officer & Secretary, this [●] day of [●], 202[_].

By:
Name:	André C. Bouchard
Title:	Executive Vice President, Administration, Chief Legal Officer & Secretary

C-1

TEAM® VOTE

C123456789

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

000004

ENDORSEMENT_LINE______________ SACKPACK_____________

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically (including by phone) must be received by 1:00am, Central Time, on November 2, 2022.

Online
Go to **www.investorvote.com/TISI-SM** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/TISI-SM

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Special Meeting Proxy Card

1234 5678 9012 345

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, 3 AND 4 (including each subpart thereof):

C 1234567890 JNT

1UPX 552547

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

030W6B

IMPORTANT SPECIAL MEETING INFORMATION

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE NOVEMBER 2, 2022 SPECIAL MEETING OF SHAREHOLDERS. THE COMPANY'S PROXY STATEMENT AND FORM 10-K ARE AVAILABLE AT:

www.investorvote.com/TISI-SM

Small steps make an impact.

Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/TISI-SM

▼ **IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

REVOCABLE PROXY — TEAM, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF SHAREHOLDERS - NOVEMBER 2, 2022

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR EACH OF PROPOSALS 1, 2, 3, AND 4, AND IN THE DISCRETION OF THE PROXIES NAMED BELOW ON ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

The undersigned hereby appoints André C. Bouchard and Matthew Acosta and each of them, with full power of substitution and ratification, attorney and proxy of the undersigned to vote all shares of Team, Inc. which the undersigned is entitled to vote at Team, Inc.'s 2022 Special Meeting of Shareholders which will be held on November 2, 2022 at 3:00 p.m. (Central Time), at 13131 Dairy Ashford Rd., Suite 600, Sugar Land, TX 77478 and any adjournment or postponement thereof.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign your name exactly as it appears on this proxy. When shares are held by joint tenants, both should sign. Executors, administrators, trustees, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

Mark here if you no longer wish to receive paper special meeting materials and instead view them online. ☐

Meeting Attendance
Mark box to the right if you plan to attend the Special Meeting. ☐